UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.       )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Tesla, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On October 30, 2025, Tesla, Inc. (“Tesla”), Elon Musk, Tom Zhu, Ashok Elluswamy and Tesla Optimus posted on X, copies of which are attached hereto as Exhibit 1. Also on October 30 2025, Tesla updated its website, www.VoteTesla.com. A copy of the updated material is attached hereto as Exhibit 2.

Additional Information and Where to Find It

Tesla has filed with the U.S. Securities and Exchange Commission (the ”SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and a proxy card with respect to its solicitation of proxies for Tesla’s 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”). The Definitive Proxy Statement contains important information about the matters to be voted on at the 2025 Annual Meeting. SHAREHOLDERS OF TESLA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TESLA HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TESLA AND THE MATTERS TO BE VOTED ON AT THE 2025 ANNUAL MEETING. Shareholders are able to obtain free copies of these documents, and other documents filed with the SEC by Tesla, through the website maintained by the SEC at www.sec.gov. In addition, shareholders are able to obtain free copies of these documents from Tesla by contacting Tesla’s Investor Relations by e-mail at ir@tesla.com, or by going to Tesla’s Investor Relations page on its website at ir.tesla.com.

Participant Information

Tesla, its directors (Elon Musk, Robyn Denholm, Ira Ehrenpreis, Joe Gebbia, Jack Hartung, James Murdoch, Kimbal Musk, JB Straubel and Kathleen Wilson-Thompson), and certain of its executive officers (Vaibhav Taneja and Tom Zhu) are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from Tesla’s shareholders in connection with the matters to be considered at the 2025 Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the sections titled “Executive Compensation for Fiscal Year 2024” and “Compensation of Directors” in the Definitive Proxy Statement commencing on pages 130 and 152, respectively, and is available here. Information regarding the participants’ holdings of Tesla’s securities can be found in the section titled “Ownership of Securities” in the Definitive Proxy Statement commencing on page 160 and is available here.

Exhibit 1

Ashok Elluswamy @aelluswamy · 2h

This note regarding the importance of Elon leading Tesla is more relevant now than ever.

Tesla is at a critical juncture, as it is metamorphosing into the world leader in robotics. Creating large-scale, useful robots requires expertise across engineering design, manufacturing,

Show more

> **Ashok Elluswamy** @aelluswamy · Jun 8, 2024
>
> X Article
>
> **Elon and AI at Tesla**
>
> @elonmusk has been the key driver of AI and autonomy at Tesla. He has always pushed us to achieve great things, even when such ideas were seemingly impossible at the time. Some examples:
> Back in 2014,...

145 517 3.6K 130K

Elon Musk @elonmusk

Subscribe

Thanks, Ashok ❤️

12:13 PM · Oct 30, 2025 · **44.3K** Views

148 66 1K 26

Exhibit 2